Exhibit 99.1

For Immediate Release April 9, 2013

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

DG PROVIDES PRELIMINARY FIRST QUARTER 2013 REVENUES, FULL YEAR 2013 GUIDANCE

Dallas, TX — April 09, 2013 — DG® (NASDAQ: DGIT), the leading global independent ad management and distribution platform, today reported preliminary revenue expectations for the first quarter of 2013 and guidance for the full year.  First quarter consolidated revenues for the three months ended March 31, 2013 are expected to be between $90 and $92 million. Management noted the revenues reflect approximately 10% growth in Online segment revenues, and a 7% decrease in TV segment revenues.

“Our Online segment continues to make good progress and achieved double-digit growth. Our revenues benefited from both strong online video revenues and adoption of our data driven products and services,” said Neil Nguyen, CEO and President of DG. “We also released a significant product update to our MediaMind platform in the latter part of the quarter, which continues to build on our strong position in the use of both video and mobile as key parts of the integrated marketing mix.”

Additional First Quarter Highlights:

•                  The Company ended the quarter with approximately $45 million in cash, down from $84.5 million at the end of the fourth quarter primarily due to a $50 million principal payment related to its amended credit facility, partially offset by expected positive cash flow from operations during the quarter.

•                  Adjusted EBITDA is expected to reflect the effects of product mix changes.

For 2013 the Company expects the following:

•                  Total revenues for the full year 2013 are expected to be in the range of $370-$400 million.

•                  Adjusted EBITDA is expected to be in the range of $105-$125 million.

The Company will provide additional information on its regular first quarter 2013 Conference Call, scheduled for May 7, 2013.   The webcast is open to the general public and all interested parties may access the live webcast on the Internet at the Company’s web site at www.dgit.com.

750 West John Carpenter Freeway

Suite 700

Irving, TX 75039

P 972.581.2000

F 972.581.2001

www.dgit.com

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). We believe that the inclusion of Adjusted EBITDA as a non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses Adjusted EBITDA as a non-GAAP financial measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.

We use Adjusted EBITDA to measure the operating performance of our business.  This measure also is used by management in its financial and operational decision-making. There are limitations associated with reliance on any non-GAAP financial measures because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company considers Adjusted EBITDA to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

The Company defines “Adjusted EBITDA” as income (loss) from operations, before depreciation and amortization, share-based compensation, acquisition and integration expenses, and restructuring / impairment charges and benefits.  The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of our core operations, such as acquisition and integration expenses or do not require a cash outlay, such as share-based compensation and impairment charges.  Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets.  These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

Adjusted EBITDA should be considered in addition to, not as a substitute for, the Company’s operating income (loss), as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure.

About DG

DG (NASDAQ: DGIT) is the leading global multiscreen advertising management and distribution platform, fueling campaign management across TV, online, mobile and beyond. Through a combination of technology and services, DG empowers brands and advertisers to work faster, smarter and more competitively. Boasting the world’s largest hybrid satellite and Internet network for broadcast video delivery, the Company’s unparalleled campaign management encompasses multiscreen ad delivery, cross-channel research and analytics, and unified asset management.  The DG product portfolio consists of two overarching product lines for online and video campaign management: MediaMind and VideoFusion.

With New York as a center of operations, DG is a global company that connects over 14,000 advertisers and 7,400 agencies worldwide with their targeted audiences through an expansive network of over 50,000 media destinations across TV broadcast and digital advertising in 78 countries, managing approximately ten percent of the world’s media assets. For more information, visit http://www.dgit.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  Such risks and uncertainties include, among other things;

•                  our ability to further identify, develop and achieve commercial success for new products;

•                  delays in product development;

•                  the development of competing distribution and online services and products, and the pricing of competing services and products;

•                  our ability to protect our proprietary technologies;

•                  the shift of advertising spending by our customers to online and non-traditional media from television and radio;

•                  the demand for High Definition (HD) ad delivery by our customers;

•                  integrating MediaMind and other acquisitions with our operations, systems, personnel and technologies;

•                  our ability to successfully transition customers from our previous online acquisitions to our MediaMind digital platform for ad delivery;

•                  operating in a variety of foreign jurisdictions;

•                  fluctuations in currency exchange rates;

•                  adaptation to new, changing, and competitive technologies;

•                  potential additional impairment of our goodwill and potential impairment of our other long-lived assets; and other risks relating to DG’s business which are set forth in the Company’s filings with the Securities and Exchange Commission.  DG assumes no obligation to publicly update or revise any forward-looking statements.

Exhibit #1

Digital Generation, Inc.

Supplemental Non-GAAP Disclosure

Reconciliation of Outlook Adjusted EBITDA to Outlook Net Income

For the Year Ending December 31, 2013

(Unaudited)

	2013
($ in millions, except per share amounts)	Low end of Range	High end of Range

Net income	$—	$11
Plus:
Provision for income taxes	2	4
Interest expense and other, net	33	34
Depreciation and amortization	53	55
Share-based compensation	13	14
Acquisition and integration expenses	4	7
Adjusted EBITDA	$105	$125

Net income	$—	$11
Common shares outstanding, diluted (in millions)	28	28
Diluted earnings per share	$0.01	$0.39